FOR IMMEDIATE RELEASE
                                                          ---------------------
FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
------------------
Michael Gorin
President and Chief Financial Officer
(516) 694-6700


                              AEROFLEX INCORPORATED
              REPORTS SECOND QUARTER FISCAL 2004 OPERATING RESULTS

       PRO FORMA SALES INCREASED 50% FROM PRIOR YEAR AND 30% SEQUENTIALLY
                           TO A RECORD $103.6 MILLION
             PRO FORMA NET INCOME OF $6.1 MILLION OR $.09 PER SHARE
            RECORD GAAP SALES OF $105.7 MILLION AND GAAP NET LOSS OF
                         $2.4 MILLION OR $.04 PER SHARE


PLAINVIEW,  NEW YORK, FEBRUARY 9, 2004 -- Aeroflex  Incorporated (Nasdaq Symbol:
ARXX), a leading designer, developer and manufacturer of automated testing solutions and microelectronics for the aerospace, defense and broadband communications markets, today announced operating results for its second quarter ended December 31, 2003.

On a GAAP basis, net sales for the second quarter ended December 31, 2003 were a record $105.7 million, compared with $71.8 million for the same period of last year, representing an increase of 47%. The Company reported a net loss for the second quarter ended December 31, 2003 of $2.4 million, or $.04 per share, versus a net loss of $204,000, or $.00 per share, in the same period of last year.

On a pro forma basis, for the quarter ended December 31, 2003, after tax income from continuing operations was $6.1 million, or $.09 per diluted share, excluding pre-tax charges of

     o $10.3 million for the operating loss and impairment charge of the thin film interconnect manufacturing subsidiary which the Company has determined to divest,
     o $1.1 million for a write-off of in-process research and development related to the Company's acquisition of Celerity Systems, Incorporated
          (CA) and
     o    $2.0 million for amortization of acquired intangibles.

On a pro forma basis, for the quarter ended December 31, 2002, after tax income from continuing operations was $2.7 million, or $.04 per diluted share, excluding pre-tax charges of

     o    $710,000 for  amortization of acquired  intangibles and
     o $841,000 for the operating loss of our thin film interconnect manufacturing subsidiary.

On a GAAP basis, for the six months ended December 31, 2003, net sales were $187.4 million, compared with $138.2 million for the same period of last year, representing an increase of 36%. The Company reported a net loss for six months ended December 31, 2003 of $2.0 million, or $.03 per share, versus net income of $428,000, or $.01 per share, in the same period of last year.

On a pro forma basis, for the six months ended December 31, 2003, after tax income from continuing operations was $10.0 million, or $.15 per diluted share, excluding pre-tax charges of

     o $11.3 million for the operating loss and impairment charge of the thin film interconnect manufacturing subsidiary which the Company has determined to divest
     o    $4.2 million for a write-off of  in-process  research and  development
          related  to  the  Company's   acquisitions  and
     o    $3.3 million for amortization of acquired intangibles.

On a pro forma basis, for the six months ended December 31, 2002, after tax income from continuing operations was $4.7 million, or $.08 per diluted share, excluding pre-tax charges of

     o    $1.4  million  for  amortization  of acquired  intangibles  and
     o $2.0 million for the operating loss of our thin film interconnect manufacturing subsidiary.

The pro forma results are a supplement to financial statements based on GAAP. The Company uses pro forma information to evaluate its operating performance and believe this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the pro forma and GAAP results from continuing operations is included in the accompanying financial data.

"Second quarter results of operations exceeded our expectations and reflect new records for both net sales and gross margins," said Michael Gorin, President. "We are pleased with the contributions to our operating results made by our recent acquisitions, Racal Instruments Wireless Solutions, MCE Technologies and Celerity Systems. Pro forma sales (which excludes the sales of our thin film manufacturing business which we have determined to divest and which will be reflected as a discontinued operation in our fiscal third quarter) reached a record $103.6 million; an increase of 50% compared to last year's second quarter and a first to second quarter sequential increase of 30%. Pro forma gross profit margins also set a new record of 45.2% of sales which represents a first to second quarter sequential increase of 170 basis points. Operating cash flow for the quarter was $6.7 million. Business conditions continued to be robust with a book-to-bill ratio of 1.10 to 1.

"As announced today in a separate press release, our Board of Directors resolved to divest our thin film interconnect manufacturing business and to seek a strategic buyer. Since our fiscal year 2002, this operation has not been profitable and, considering our strategic direction of moving to higher value-added products, we no longer consider this business to be core to our ongoing operations. GAAP results include, and pro forma results exclude a $9.1 million impairment charge to write down the net assets of this operation to its estimated fair value. Commencing in our third fiscal quarter, the results of this operation will be reflected as a discontinued operation and all prior periods will be restated to reflect a consistent classification treatment.

"As we enter the historically stronger second half of our fiscal year, taken together with an excellent first half book-to-bill ratio, we are optimistic that operating results will further improve."

THIRD QUARTER FISCAL 2004 BUSINESS OUTLOOK
------------------------------------------

Our estimate of operating results for the March 2004 quarter is as follows:

     o    Net sales are expected to increase sequentially approximately 10%.

     o    Gross profit margins are expected to be approximately 45% of sales.

     o    S,G&A costs are expected to be approximately 23% of sales.

     o    R&D costs are anticipated to be approximately 11-1/2% of sales.

     o Amortization of acquired intangibles is expected to be approximately $.02 per diluted share.

     o Using a share count of 68.4 million shares and an income tax rate of 36%, we anticipate pro forma earnings from continuing operations per diluted share of $.11. Pro forma earnings exclude amortization of acquired intangibles. GAAP earnings per diluted share are anticipated to be $.09.

Our conference call discussing second quarter results is scheduled for 9:00 a.m. (New York time) on February 10, 2004 and can be accessed by dialing 1-800-901-5241 in the United States and by dialing 617-786-2963 outside of the United States. The participant passcode is 24101043. There will be a replay of the conference call starting at approximately 11:00 a.m. (New York time) on February 10, 2004 and will be available for one week. The replay can be accessed by dialing 1-888-286-8010 within the United States and by dialing 617-801-6888 outside of the United States. The access code for both telephone numbers is 30600932. This call is being webcast by CCBN and can be accessed at Aeroflex's website at www.aeroflex.com. This webcast will be archived on that site for one year. In conjunction with this conference call, the Company has also posted on its website certain financial information on its second quarter results.

ABOUT AEROFLEX
--------------

Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.

All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the divestiture of the thin film interconnect manufacturing business, the integration of the business of each of MCE Technologies, Celerity Systems and the Racal Instruments Wireless Solutions Group with Aeroflex, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties and general economic conditions. Such statements reflect our current views with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.


                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   For the Quarter Ended (Unaudited)
                                               ----------------------------------------
                                             12/31/03      12/31/03     12/31/02     12/31/02
                                              (GAAP)     (Pro forma)     (GAAP)     (Pro forma)


NET SALES                                    $105,708     $103,609     $  71,764   $  69,130
  Cost of sales                                58,952       56,750        44,645      42,288
GROSS PROFIT                                   46,756       46,859        27,119      26,842
  Selling, general and administrative
    costs                                      25,350       24,628        16,227      15,572
  Research and development costs               12,142       11,781         7,351       6,966
  Amortization of acquired intangibles          1,976            -           710           -
  Acquired in-process R&D                       1,100            -             -           -
  Impairment charge                             9,100            -             -           -
OPERATING INCOME (LOSS)                        (2,912)      10,450         2,831       4,304
  Interest and other expense
    (income), net                                 917          859           260         182
Income (loss) from continuing operations
  before income taxes                          (3,829)       9,591         2,571       4,122
  Provision (benefit) for income taxes         (1,438)       3,483           887       1,438
Income (loss) from continuing operations       (2,391)       6,108         1,684       2,684
Loss from discontinued operations,
  net of tax                                        -       (6,551)       (1,888)     (2,426)
Net income (loss)                           $  (2,391)    $   (443)    $    (204)  $     258
                                            ==========    =========    ==========  =========

Income (loss) per common share:
  Basic
    Continuing operations                       $(.04)      $ .09        $ .03         $ .04
    Discontinued operations                         -        (.10)        (.03)         (.04)
                                                ------      ------       ------        ------
    Net income (loss)                           $(.04)      $(.01)       $   -         $   -

  Diluted
    Continuing operations                       (a)         $ .09        $  .03        $ .04
    Discontinued operations                     (a)          (.10)         (.03)        (.04)
                                                            ------       ------        ------
    Net income (loss)                           (a)         $(.01)       $   -         $   -
                                                            ======       ======        ======

Weighted average number of shares
  outstanding - Basic                         66,556       66,556        60,185       60,185
                                              ======       ======        ======       ======
              - Diluted                         (a)        68,433        60,764       60,764
                                              ======       ======        ======       ======



(a) As a result of the loss, all options are anti-dilutive.



                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   For the Six Months Ended (Unaudited)
                                                   ------------------------------------

                                             12/31/03     12/31/03     12/31/02     12/31/02
                                             --------     --------     --------     --------
                                              (GAAP)     (Pro forma)    (GAAP)     (Pro forma)

NET SALES                                    $187,446     $183,337     $ 138,197   $ 132,992
  Cost of sales                               105,931      101,767        86,135      81,582
                                             --------     --------     ---------   ---------
GROSS PROFIT                                   81,515       81,570        52,062      51,410
  Selling, general and administrative
    costs                                      44,675       43,350        31,113      29,425
  Research and development costs               22,353       21,645        14,994      14,202
  Amortization of acquired intangibles          3,316            -         1,350           -
  Acquired in-process R&D                       4,220            -             -           -
  Impairment charge                             9,100            -             -           -
                                             --------     --------     ---------   ---------
OPERATING INCOME (LOSS)                        (2,149)      16,575         4,605       7,783
  Interest and other expense
    (income), net                               1,065          934           722         574
                                             --------     --------     ---------   ---------
Income (loss) from continuing operations
  before income taxes                          (3,214)      15,641         3,883       7,209
  Provision (benefit) for income taxes         (1,218)       5,631         1,325       2,487
                                             --------     --------     ---------   ---------
Income (loss) from continuing operations       (1,996)      10,010         2,558       4,722
Loss from discontinued operations,
  net of tax                                        -       (7,183)       (2,130)     (3,410)
                                             --------     --------     ---------   ---------
Net income (loss)                            $ (1,996)    $  2,827     $     428   $   1,312
                                             ========     ========     =========   =========


Income (loss) per common share:
  Basic
    Continuing operations                       $(.03)      $ .16        $ .04         $ .08
    Discontinued operations                         -        (.11)        (.03)         (.06)
                                                ------      ------       -----         ------
    Net income (loss)                           $(.03)      $ .05        $ .01         $ .02
                                                ======      ======       =====         ======

  Diluted
    Continuing operations                       (a)         $ .15        $ .04         $ .08
    Discontinued operations                     (a)          (.11)        (.03)         (.06)
                                                            -----        -----         -----
    Net income (loss)                           (a)         $ .04        $ .01         $ .02
                                                            =====        =====         =====


Weighted average number of shares
  outstanding - Basic                          64,258      64,258       60,155        60,155
                                               ======      ======       ======        ======
              - Diluted                         (a)        65,815       60,693        60,693
                                               ======      ======       ======        ======



(a) As a result of the loss, all options are anti-dilutive.


                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
              RECONCILIATION OF REPORTED GAAP RESULTS TO PRO FORMA
              ----------------------------------------------------
                    INCOME (LOSS) FROM CONTINUING OPERATIONS
                    ----------------------------------------
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                            For the Quarter Ended      For the Six Months Ended
                                            ---------------------      ------------------------

                                              12/31/03     12/31/02     12/31/03     12/31/02
                                              --------     --------     --------     --------

GAAP income (loss) from
  continuing operations                     $  (2,391)    $  1,684     $  (1,996)    $   2,558

Pro forma Adjustments:
  Amortization of acquired
     intangible assets                          1,976          710         3,316         1,350
  Acquired in-process R&D                       1,100            -         4,220             -
  Asset impairment charge                       9,100            -         9,100             -
  Loss from operation
     to be discontinued                         1,244          841         2,219         1,977
  Income tax benefit                           (4,921)        (551)       (6,849)       (1,163)
                                            ---------     --------     ---------     ---------
Pro forma income (loss) from
  continuing operations                     $   6,108     $  2,684     $  10,010     $   4,722
                                            =========     ========     =========     =========



Income (loss) per common share:
  Basic
  GAAP income (loss) from
    continuing operations after tax             $(0.04)      $ 0.03       $(0.03)        $ 0.04
  Pro forma adjustments, net of tax               0.13         0.01         0.19           0.04
                                                ------       ------       ------         ------
  Pro forma income (loss) from
    continuing operations after tax             $ 0.09       $ 0.04       $ 0.16         $ 0.08
                                                ======       ======       ======         ======

Income (loss) per share:
  Diluted
  GAAP income (loss) from
    continuing operations after tax             $(0.04)      $ 0.03       $(0.03)        $ 0.04
  Pro forma adjustments, net of tax               0.13         0.01         0.18           0.04
                                                ------       ------       ------         ------
  Pro forma income (loss) from
    continuing operations after tax             $ 0.09       $ 0.04       $ 0.15         $ 0.08
                                                ======       ======       ======         ======


Weighted average number of shares
  outstanding - Basic                           66,556       60,185       64,258         60,155
                                                ======       ======       ======         ======
              - Diluted                         68,433       60,764       65,815         60,693
                                                ======       ======       ======         ======



                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                      December 31,                 June 30,
                                                                          2003                       2003
                                                                      ------------               ------------
                                                                      (Unaudited)
                                                                                 (In thousands)

ASSETS
Current assets:
    Cash and cash equivalents                                          $   9,879                 $  51,307
    Accounts receivable, less allowance for
      doubtful accounts                                                   80,655                    65,243
   Inventories                                                           100,729                    74,738
  Deferred income taxes                                                   19,529                    14,394
  Prepaid expenses and other current assets                                9,836                     5,556
                                                                       ---------                 ---------
       Total current assets                                              220,628                   211,238

Property, plant and equipment, net                                        78,118                    66,724
Intangible assets with definite lives, net                                43,772                    15,111
Goodwill                                                                  91,724                    22,449
Deferred income taxes                                                          -                     1,002
Other assets                                                              12,633                    14,092
                                                                       ---------                 ---------
    Total assets                                                       $ 446,875                 $ 330,616
                                                                       =========                 =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Current portion of long-term debt                                    $   4,795                 $   1,879
  Accounts payable                                                        23,885                    19,694
  Advance payments by customers                                           10,267                     2,826
  Income taxes payable                                                         -                     1,802
  Liabilities of discontinued operations                                     794                       973
  Accrued expenses and other current liabilities                          41,390                    22,508
                                                                       ---------                 ---------
    Total current liabilities                                             81,131                    49,682

Long-term debt                                                            25,199                    10,956
Deferred income taxes                                                     12,859                         -
Other long-term liabilities                                               14,197                    11,563
                                                                       ---------                 ---------
    Total liabilities                                                    133,386                    72,201
                                                                       =========                 =========
Stockholders' equity:
  Preferred Stock, par value $.10 per share;
   authorized 1,000,000 shares:
     Series A Junior Participating Preferred
     Stock, par value $.10 per share,
     authorized 110,000; none issued                                           -                         -
  Common Stock, par value $.10 per share;
    authorized 110,000,000 shares; issued
    66,843,000 and 60,122,000 shares                                       6,684                     6,012
  Additional paid-in capital                                             275,988                   222,943
  Accumulated other comprehensive income                                   7,169                     3,816
  Retained earnings                                                       23,662                    25,658
                                                                       ---------                  --------
                                                                         313,503                   258,429

  Less:  Treasury stock, at cost (4,000 shares)                               14                        14
                                                                       ---------                  --------
    Total stockholders' equity                                           313,489                   258,415
                                                                       ---------                  --------
    Total liabilities and stockholders' equity                         $ 446,875                 $ 330,616
                                                                       =========                 =========